Exhibit 10.8

L	Form 38	Ver 2

THE LAND TITLES ACT

LEASE

(A)	DESCRIPTION OF LAND

CT		MK	TS	LOT NO	Property Address Whole or part (if part lot, to state appd new lot/strata lot)
VOL	FOL

606	1	29	-	2281K	1) Whole 2) No. 70 Pasir Ris Drive 1, Singapore

(B)	LESSOR

Name:	JURONG TOWN CORPORATION

Address:	A body corporate incorporated under Jurong Town Corporation Act and having its office at The JTC Summit, 8 Jurong Town Hall Road, Singapore 609434.

(the registered proprietor) HEREBY LEASES the registered estate or interest in the land to:-

(C)	LESSEE

Co Regn No:	199805959G

Name:	SYSTEMS ON SILICON MANUFACTURING COMPANY PTE LTD

Place of Incorporation:	Singapore

Address: (within Singapore for service of notice)	70 Pasir Ris Drive 1, Singapore 519527.

Stamp Duty Cert Attached

FOR TERM OF LEASE

Term of Lease:	Thirty (30) years

Commencement Date:	1st day of June 1999 (“lease commencement date”)

Consideration:	(a)	An annual rent as stipulated in clause 1(i) of the Special Covenants and Conditions hereinafter appearing.

	(b)	The minimum investment by the Lessee on building and civil works exceeding $750.00 per square metre of the actual gross floor area and on plant and machinery including but not limited to clean room facilities exceeding $650.00 per square metre of the minimum gross floor area, (“the fixed investment criteria”).

	(c)	Site coverage of at least sixty per cent (60%) of the total area of the demised premises and a gross plot ratio of not less than 0.6 and not more than 1.4.

Easement :	RESERVING TO THE LESSOR, and all others to whom the Lessor has granted or may grant, as appurtenant to each and every premises adjoining and neighbouring the demised premises which are capable of so enjoying, a free and uninterrupted RIGHT OF PASSAGE AND RUNNING of water soil electricity power gas telephone communication and other services from the adjoining and neighbouring premises thereon through or by means of sewers drains pipes channels wires cables and ducts upon over or under the demised premises and to make connections with such sewers drains pipes channels wires cables and ducts or any of them for the purpose of exercising the said right of passage and of running the aforesaid services upon over or under the demised premises herein AND all other easements, ancillary rights and obligations as are or may be implied by the Land Titles Act (Chap 157).

SUBJECT TO :

(D)	PRIOR ENCUMBRANCES:

NIL

2

ORIGINAL
Certificate of Stamp Duty

Certificate No.	:	000194-00LN2-1-038419504
Certificate Issued Date	:	30/12/2004

User’s Reference	:	MG/02/5010/03 (AG)
Unique Doc. Reference	:	2004123000352
Description of Document	:	Lease (Nominal) (including Tenancy Agreement)
Date of Document	:	23/12/2004

Property Description	:
Building	:	70 PASIR RIS DRIVE 1, Singapore 519527
Land	:	MK/TS No.: 29 Lot No.: 2281K

Landlord/Lessor	:	JURONG TOWN CORPORATION (OTH - 0)

Tenant/Lessee	:	SYSTEMS ON SILICON MANUFACTURING COMPANY PTE LTD (ROC - 199805959G)

Stamp Duty	:	S$ 10.00
Total Amount	:	S$ 10.00

AND the following :-

(E)	COVENANTS AND CONDITIONS

the covenants, conditions and powers implied by law (except the Distress Act, Chapter 84) in instruments of lease (or to such of them as are not hereinafter expressly negatived or modified);

SPECIAL COVENANTS AND CONDITIONS

	1	(i)	To pay from the 1st day of June 1999 the yearly rent of Singapore Dollars One million four hundred eighty-four thousand five hundred and eighty-four only (S$1,484,584/-) to be paid by equal quarterly instalments on the 1st day of each of the months of January, April, July and October in every year of the said term without any deductions and in advance without demand at the office of the Lessor or at such other office as the Lessor may designate calculated at the rate of Singapore Dollars Nineteen (S$19.00) per square metre per annum (“the Initial Rent”) of the demised premises having an area of 78,136 square metres (“the preliminary survey area”, which may at any time be adjusted on completion of final survey, if any, and in which event if the area adjusted exceeds five square metres more, or less, than the preliminary survey area the rental paid or payable by the Lessee shall accordingly also be adjusted and be paid and payable or refunded, as the case may be, in respect of the full difference between the preliminary survey area and the final survey area, with retrospective effect from lease commencement date), which rate shall be subject to revision, if applicable, on the 1st day of June 2000 at the rate based on the Lessor’s posted rent prevailing on the date of such revision determined in the manner following but so that the increase shall not exceed 5% of the Initial Rent. The yearly rent so revised on the 1st day of June 2000 shall be subject to revision on the 1st day of June of every year thereafter at the rate based on the Lessor’s posted rent prevailing on the respective dates determined in the manner following but so that the increase shall not exceed 5% of the yearly rent for each immediately preceding year. The Lessor’s posted rent in this context shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final. Provided That all sums payable or refundable retrospectively under this clause shall be paid or refunded, as the case may be without interest, Except That interest under clause 1(xvi) herein shall be payable by the Lessee if the Lessee fails to make payment after the said sums become due.

(ii)	To pay unto the Lessor on demand by way of additional rent a sum equal to all such sums as the Lessor may from time to time pay for insuring and keeping insured the demised premises against loss or damage by fire in case the Lessee shall make default in insuring and keeping insured the demised premises pursuant to the covenant in that behalf hereinafter contained PROVIDED ALWAYS THAT nothing herein shall render it obligatory on the part of the Lessor to insure and keep insured the demised premises or any part thereof.

(iii)	To pay all rates taxes assessments and outgoings whatsoever which now are or which at any time hereafter during the said term may be imposed or charged upon or in respect of the demised premises or any part thereof.

(iv)	To repair and keep in tenantable repair the demised premises throughout the said term.

(v)	To pay a reasonable proportion of the expense of constructing, repairing, rebuilding and cleansing all party walls, fences, sewers, drains, pipes, water-courses and other things the use of which is common to the demised premises and the occupiers of any adjoining or neighbouring premises.

(vi)	To permit the Lessor and its surveyors or agents with or without workmen or others during the said term at reasonable times in the day-time to enter upon the demised premises and every part thereof to examine the state and condition of the same and of defects decays and wants of reparations and of all breaches of covenant there found and the Lessor may thereupon serve on the Lessee notice in writing by leaving the same at or on the demised premises to or for the Lessee to make good the same within such reasonable time as specified in such notice Provided Always That the Lessor shall not be liable to the Lessee for any loss damage or inconvenience caused thereby EXCEPT WHERE the same arises out of or in connection with the Lessor’s gross negligence or a cessation of the Lessee’s wafer fabrication production which cessation was caused or contributed to negligently by the Lessor or its servants or agents.

(vii)	To perform and observe all the obligations in respect of the demised premises which the Lessor may be liable to perform or observe during the term hereby created by any direction or requirement of any relevant governmental or statutory authority (“the Authorities”) and if the Lessee shall fail to observe or perform this covenant, the Lessor may in its absolute discretion perform the same and all expenses and costs reasonably incurred shall be recoverable from the Lessee as a debt Provided Always That the Lessor shall not be liable to the Lessee for any loss damage or inconvenience caused thereby EXCEPT WHERE the same arises out of or in connection with the Lessor’s gross negligence or a cessation of the Lessee’s wafer fabrication production which cessation was caused or contributed to negligently by the Lessor or its servants or agents.

(viii)	Not to make or cause to be made any addition or alteration affecting the elevation, external structure or stability of the demised premises or any part thereof without the prior written consent of the Lessor, who shall not withhold such consent unreasonably, and without the consent of the Authorities Provided That on the granting of such consents and without prejudice to the other terms and conditions which may be imposed, the Lessee shall carry out the proposed addition, alteration or rebuilding within a reasonable time.

(ix)	Forthwith to insure and keep insured the demised premises against loss or damage by fire to the full value thereof with a well-established company and to make all payments necessary for that purpose within the period stipulated by the said company and upon reasonable notice to produce to the Lessor copies of the policy or policies of such insurance and the receipts for all such payments.

(x)	As often as any building or structure on the demised premises or any part thereof shall be destroyed or damaged as aforesaid forthwith to give to the Lessor written notice of such destruction or damage and forthwith to rebuild and reinstate the same to the reasonable satisfaction of the Lessor and in accordance with the plans and specifications reasonably approved by the Lessor and in accordance with the laws, bye-laws, regulations and planning schemes of the Authorities prevailing at the time Provided That the rebuilding and reinstatement shall in any event commence and be completed within the reasonable period specified by the Lessor.

(xi)	(a) Not to demise, assign, charge, create a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the demised premises in whole or in part without the Lessor’s prior written consent, which consent shall not be unreasonably withheld.

(b) The Lessor’s consent, if any, shall be subject to reasonable terms and conditions which may be imposed on the Lessee or its assignee, or both, as the case may be, including but not limited to requiring :-

(i) the fixed investment criteria to be met and due proof thereof be shown within such period of time as the Lessor may stipulate;

		(ii)	the rectification of all breaches in respect of the lease of the demised premises to the Lessor’s satisfaction;

		(iii)	the Lessee’s assignee shall meet the admission criteria then prevailing for wafer fabrication land, in which the demised premises is situated;

		(iv)	the Lessee’s assignee shall not demise, assign, charge a trust or agency, mortgage, let, sublet, grant a licence or part with or share the possession or occupation of the demised premises in whole or in part for a period of three (3) years from the date of the assignment Except That the assignee may mortgage or sublet the demised premises with the Lessor’s prior written consent; and

		(v)	the payment of monies, fee or deposit.

The restrictions in section 17 of the Conveyancing and Law of Property Act (Chapter 61) shall not apply.

	(c)	For the avoidance of doubt, if the assignment or transfer is completed without observance or performance of the terms and conditions imposed in accordance with subclause (b) above, and if the same are not rectified within a reasonable period of time from the Lessor’s notification thereof, such assignment or transfer would have been without the Lessor’s consent as required under subclause (a) above. The Lessor shall, without prejudice to any other right or remedy the Lessor may have, be entitled to exercise its rights under clause 3(c) herein.

(xii)	Within six months of the devolution of the interest of the Lessee not perfected by an assent to give notice thereof in writing with particulars thereof to the Lessor and produce to the Lessor such documentary evidence as may be reasonably required by the Lessor.

(xiii)	Not to use the demised premises or any part thereof for any illegal or immoral purpose and not to do or permit or suffer to be done upon the demised premises anything which in the opinion of the Lessor may be or become a nuisance annoyance or cause damage or inconvenience to the Lessor or its lessees or the occupiers of any adjoining or neighbouring premises or whereby any insurance for the time being effected on the demised premises may be rendered void or voidable or be in any way affected.

(xiv)	Not without the prior consent in writing of the Lessor to affix or exhibit or erect or paint or permit or suffer to be affixed or exhibited or erected or painted on or upon any part of the exterior of the demised premises or of the external rails or fences thereof any nameplate signboard placard poster or other advertisement or hoarding except for project signboards relating to the Lessee’s construction activities on the demised premises.

(xv)	To make reasonable provision against and be responsible for all loss injury or damage to any person or property including that of the Lessor for which the Lessee may be held liable arising out of or in connection with the occupation and use of the demised premises and to indemnify the Lessor against all proceedings claims costs and expenses which he may incur or for which he may be held liable as a result of any act neglect or default of the Lessee, its servants contractors subcontractors or agents PROVIDED THAT the Lessee shall be entitled to conduct, subject to prior consultation with the Lessor, the defence of any litigation at its own cost expeditiously without compromising the Lessor’s interest and the Lessee shall keep the Lessor informed of the progress of the litigation when it would be reasonable for the Lessee to do so and FURTHER PROVIDED THAT the Lessor shall reasonably endeavour to give any necessary assistance required to the Lessee to defend such litigation.

(xvi)	To pay interest at the rate of 8.5% per annum or such higher rate as may be reasonably determined by the Lessor from time to time, taking into consideration the prevailing prime lending rate, in respect of any outstanding amount payable by the Lessee under this agreement from the date such amount becomes due until payment in full is received by the Lessor.

(xvii)	Without prejudice to the provisions in clause 1(vii) herein, at the termination of the term hereby created, by expiry or otherwise (“the said Event”), at the Lessee’s own cost:

(a) to reinstate the demised premises to its original state and condition immediately prior to the Lessee’s occupation of the same, by removing all fixtures and fittings, dismantling and removing all the plants and facilities, demolishing the structures/buildings, clearing up and levelling the demised premises, or any part thereof; and/or

(b) to engage a mutually agreed reputable independent consultant to conduct another Environmental Baseline Study (“the Subsequent Study”) to determine the level of contamination on and beneath the demised premises. If the results of the Subsequent Study indicate that the level of minerals and hydrocarbons present at the time of the Subsequent Study exceeds that of the First Baseline Study dated the 26th day of July 1999 submitted to the Lessor, or reach the Intervention Values of the Dutch Standards then prevailing (“the Dutch Standard”), whichever is less stringent, (“Contamination”) then, within the time reasonably stipulated by the Lessor, to properly carry out all works necessary to decontaminate the demised premises to the state and condition existing at the time of the First Baseline Study or the Dutch Standard, whichever is less stringent. The above (“the reinstatement works”) shall be carried out to the satisfaction of the Authorities and the reasonable satisfaction of the Lessor EXCEPT THAT in the said Event, the Lessee shall not be required to remediate the Contamination or such extent thereof if the Lessee shall prove to the Lessor’s reasonable satisfaction, within the time stipulated by the Lessor, that the same was solely caused by third parties and was not in any way contributed to by the acts or omissions of the Lessee or that of the Lessee’s workmen, agents, contractors or sub-contractors (including the failure to implement appropriate measures to secure the demised premises against unpermitted entry by third parties) PROVIDED THAT in respect of contamination caused by third parties to enter onto or beneath the demised premises, or any part thereof, the Lessee shall at all times, whether prior to or after the said Event :

(i) promptly notify the Lessor in writing after the Lessee has notice of the same; and

(ii) render the Lessor reasonable co-operation and assistance in the conduct of investigation or litigation, if any,

failing which the Lessee shall pay the Lessor damages arising from such failure at a quantum to be determined by a mutually agreed reputable independent consultant,

AND for the avoidance of doubt, the Lessee shall not be denied the benefit of the exception in this clause on the basis of the Lessee’s non-observance of subclauses (b)(i) and (b)(ii) above and FURTHER, the parties hereto may, but shall not be obliged to remediate or cause to be remediated any contamination solely caused by third parties to the demised premises nor shall either party hold the other liable in any way for the same. However, the parties hereto shall at all times comply with the requirements of the prevailing environmental laws at their respective costs.

(c)	During and for as long as the Lessee shall occupy and continue to occupy the demised premises or any part thereof by himself or its agents, servants, contractors or subcontractors or other permitted persons after the said Event for the purposes of or in connection with the reinstatement works and any other purposes specified in writing by the Lessor, the Lessee shall hold the demised premises and every part thereof as licensee, subject to the same covenants, terms and conditions relating to this agreement, so far as applicable, as if the period of the said licence had been added to the term of this agreement.

(d)	If the Lessee shall for any reason fail to carry out the reinstatement works or any part thereof in accordance with subclause (b) above, the Lessor may recover from the Lessee such reasonable costs as the Lessor may incur in carrying out or causing such reinstatement works to be carried out including any tests thereto which the Lessor may deem necessary. The Lessor shall also be entitled to recover from the Lessee as a debt and the Lessee shall pay all rents, tax, property tax and other amounts which the Lessor would have been entitled to receive from the Lessee had the period within which the reinstatement works are effected by the Lessor been added to the term of lease hereby created.

(e)	(i) The Lessee shall not cause or suffer to be caused or permit entry from the demised premises onto or beneath any adjoining or neighbouring premises in the Pasir Ris Wafer Fabrication Park, or any part thereof, any minerals or hydrocarbons at the level which is in contravention of the prevailing environmental laws, or, in the absence thereof, the prevailing Intervention Values of the Dutch Standard (“the Said Contamination”).

(ii) If the Lessee fails to comply with subclause (e)(i) above, the Lessee shall properly carry out all works necessary to decontaminate the demised premises to the state and condition in compliance with such prevailing laws or standards.

For the avoidance of doubt, the Lessee shall not be liable for the Said Contamination if the Lessee has not caused or contributed to it in any way by its acts or omissions (including the failure to implement appropriate measures to secure the demised premises against unpermitted entry by third parties).

(xviii)	To make good and sufficient provision for the safe and efficient disposal of all waste including but not limited to pollutants on the demised premises to the requirements and satisfaction of the Authorities and in the absence of requirements from the Authorities, to the reasonable requirements and satisfaction of the Lessor PROVIDED THAT in the event of any default by the Lessee under this covenant which is not remedied within a reasonable period from the Lessor’s notification thereof, the Lessor may carry out such remedial measures as he reasonably thinks necessary and all costs and expenses reasonably incurred thereby shall be recoverable forthwith from the Lessee as a debt.

(xix)	Not to do or omit or suffer to be done or omitted any act matter or thing in or on the demised premises in respect of the operations business, trade or industry carried out or conducted therein which shall contravene the provisions of any laws, bye-laws, orders, rules or regulations now or hereafter affecting the same but at its own cost and expense to comply with all such provisions and at all times hereafter to indemnify and keep indemnified the Lessor against all actions, proceedings, costs, expenses, claims, fines, losses, penalties and demands in respect of any act matter or thing done or omitted to be done in contravention of the said provisions.

(xx)	To pay all reasonable costs disbursements fees and charges legal or otherwise including stamp and registration fees in connection with the preparation stamping and issue of this Lease and any accompanying or future documents or deeds supplementary collateral or in any way relating to this Lease.

(xxi)	The Lessee shall pay all reasonable costs and fees, legal or otherwise in connection with the enforcement of the covenants and conditions herein.

(xxii)	To pay to the Lessor all survey fees and other charges including those payable to and claimed by the Authorities for the survey of the demised premises for the purpose of sub-division of the land of which the demised premises forms part and the preparation and issue of a Certificate of Title PROVIDED THAT the Lessor shall have the right to employ its own surveyor to carry out the said survey in which event the Lessee shall bear all costs reasonably incurred.

(xxiii)	At its own cost to take such steps and execute such works upon the demised premises as may be necessary for the protection of shores and embankments if any and for the prevention of earthslips erosion of soil and failure of slopes expeditiously in a workmanlike manner and to the satisfaction of the Authorities and the reasonable satisfaction of the Lessor.

(xxiv)	To construct an internal drainage system within the demised premises to the satisfaction of the Lessor to ensure that all surface water collected thereon is discharged into the public drains.

(xxv)	Subject always to clause 1(xi) herein, to give to the Lessor written notice of every change of name within one (1) month from the date of each change.

(xxvi)	To perform and observe the covenants (a standard form of which was handed to the Lessee by the Lessor on the 18th day of February 2000) on the Lessor’s part contained in the Head Lease made between the President of the Republic of Singapore and the Lessor so far as they are not varied herein and to keep the Lessor indemnified against all claims damages costs and expenses in any way relating thereto. The Lessor shall give the Lessee a copy of such Head Lease within a reasonable time of its finalisation AND for avoidance of doubt, the Lessee shall nevertheless observe and perform the covenants in such Head Lease from the lease commencement date.

(xxvii)	To maintain the demised premises and every part thereof in a neat and tidy condition, and forthwith to comply with the Lessor’s reasonable direction to remove and clear any materials, goods or articles of whatever nature and description from the demised premises or such part thereof as may be reasonably stipulated in writing by the Lessor.

(xxviii)	At its own cost to plant and maintain trees and landscape the demised premises in accordance with all the requirements of the Parks and Recreation Department, Ministry of National Development and other Authorities.

(xxix)	Not to install or use any electrical installation, machine or apparatus that may cause or causes heavy power surge, high frequency voltage and current, air borne noise, vibration or any electrical or mechanical interference or disturbance whatsoever which may prevent or prevents in any way the service or use of any communication system or otherwise affects the operation of other equipment, installations, machinery, apparatus or plants of other Lessees in connection therewith, to allow the Lessor or any authorised person to inspect at all reasonable times, such installation, machine or apparatus in the demised premises to determine the source of the interference or disturbance and thereupon, to take suitable measures, at the Lessee’s own expense, to eliminate or reduce such interference or disturbance to the Lessor’s satisfaction, if it is found by the Lessor or such authorised person that the Lessee’s electrical installation, machine or apparatus is causing or contributing to the said interference or disturbance.

(xxx)	To indemnify the Lessor against each and every claim, proceeding, action, loss, penalty, damage, expense, cost and demand which may arise in connection with clause 1(xxix) herein.

(xxxi)	At the Lessee’s own cost to execute such works as may be necessary to divert existing utility services such as pipes, cables and the like (if any) to the reasonable requirements and satisfaction of the Lessor and the requirements and satisfaction of the Authorities.

(xxxii)	(a)	To maintain operations and use and occupy the whole of the demised premises for the purpose of wafer fabrication (“the Authorised Use”) only and for no other purpose whatsoever.

	(b)	The Lessee shall use and occupy the demised premises for the Authorised Use and for no other purpose whatsoever except with the prior written consent of the Lessor. In giving its consent, the Lessor may in its absolute discretion require, inter alia, the Lessee to meet the fixed investment criteria and to show due proof thereof within such period of time as the Lessor may stipulate, and in the event of the non-observance thereof, the Lessor shall be entitled to exercise its rights under clause 3(c) herein. For the avoidance of any doubt, the words “meet” in this clause and “met” in clause 1(xi) herein shall include the maintenance of the fixed investment criteria and if it has not been maintained, then that it be met.

	(c)	Subject to subclauses (a) and (b) above, the Lessee shall use and shall ensure that at least sixty per cent (60%) of the gross floor area of the demised premises shall be used for industrial activities and ancillary storage and ancillary warehousing activities and may use the remaining gross floor area, if any, for offices, showrooms, neutral areas or communal facilities and such other uses as may be approved in writing by the Lessor and the Authorities Provided That the demised premises are used primarily for the Lessee’s industrial activities as approved by the Lessor and that the Lessee shall not use or, occupy the demised premises for the purpose of offices, showrooms, storage or warehousing unrelated to the Lessee’s approved industrial activity or any other use unless approved in writing by the Lessor and the Authorities.

(xxxiii)	In the event that the Lessee is found to have encroached outside the demised premises, the Lessee shall be required to, within a reasonable time specified by the Lessor, rectify the encroachment at its own cost and expense. However, if the Lessor allows the Lessee to retain the encroached area or any part thereof upon such terms and conditions as the Lessor may stipulate, the Lessee shall be required to pay license fees/rent for the encroached area with retrospective effect from lease commencement date or from the commencement of encroachment, if satisfactory evidence of the same could be produced, and all survey fees, legal fees, amalgamation fees and all other reasonable costs and charges relating to the regularisation of the encroachment shall be borne by the Lessee.

(xxxiv)	If any significant damage of whatsoever nature or description shall at any time occur or be caused to the demised premises or any building or structure or installation thereon, or any part thereof, to forthwith give to the Lessor written notice of the damage and to remedy the damage to the reasonable satisfaction of the Lessor within such reasonable time as the Lessor may specify, all at the cost of the Lessee.

(xxxv)	Not to keep or permit to be used or stored in the demised premises or any part thereof any materials of a dangerous or explosive nature without the prior consent in writing of the Lessor and to keep the Lessor indemnified against all damages claims and action caused by the use or storage of such materials whether or not the same is done with the consent of the Lessor Provided That any materials used or stored in connection with the permitted use of the demised premises and which are licensed by the Authorities shall not be a breach of this covenant.

(xxxvi)	At the Lessee’s own cost and expense and subject to the Lessor’s prior written approval, to execute such works as may be deemed necessary by the Lessee in respect of the state and condition of the demised premises (especially its ground levels, topography and soil condition) which state and condition the Lessee shall be deemed to have full knowledge.

(xxxvii)	Not to keep or allow to be kept any livestock or other animals on the demised premises or any part thereof save and except for guard dogs kept solely for security reasons.

(xxxviii)	At the Lessee’s own cost, to properly install and maintain exit lighting and exit signs at stair-cases, exit passageways and exits of the demised premises in accordance with all requirements of the Building Control Division.

(xxxix)	To forthwith install and at all times to properly maintain sufficient emergency lighting in the production area of the demised premises in accordance with all requirements of the Fire Safety Bureau and to liaise directly with the Fire Safety Bureau in relation thereto, and in the event that any alteration or addition to the demised premises shall thereby be necessary, then to obtain the prior written consent of the Lessor and the Authorities in accordance with clause 1(viii) herein, all at the cost of the Lessee.

(xl)	To pay, in addition to and together with all taxable sums, the Goods and Services Tax (“tax”) at the prevailing rate to the Lessor as collecting agent for the Authorities.

(xli)	To maintain at least sixty per cent (60%) site coverage of the total area of the demised premises and to ensure that the gross plot ratio shall not be less than 0.6 but shall not exceed the maximum gross plot ratio of 1.4 permitted for the demised premises except with the prior written approval of the Lessor and the Authorities Provided Always That and without prejudice to clause 1(viii) herein, the Lessee shall pay all development charges/differential premium which may be imposed on and charged by the Authorities, and any other charges which may be imposed in connection with any increase in gross plot ratio beyond 1.4.

(xlii)	Without prejudice to clause 1(xxxii) and 1(xix) herein,

(a) to ensure that the use of the demised premises complies with the Master Plan zoning; and

(b) if the Lessee requires a change in the Master Plan zoning:

(i) to obtain the prior written approval of the Lessor and the Authorities; and

(ii) if such approval is obtained, to bear all charges which may be imposed on or charged to the Lessor by the Authorities, and any other costs that arise in connection with the change in the Master Plan zoning.

(xliii)	Without prejudice to the generality of clause 1(xxvii) herein, the Lessee shall not use the car park in front of the demised premises for storing or stacking of any goods materials, equipment or container.

(xliv)	If the Registrar of Titles issues in favour of the Lessee a Certificate of Title for the leasehold estate comprised in the lease hereby created, the Lessee must, within one (1) month of receipt of the said Certificate of Title submit a copy of it to the Lessor.

(xlv)	If the term of lease hereby created shall at any time be determined by expiry or otherwise, the Lessee must at its own cost and expense immediately surrender or cause to be surrendered the said Certificate of Title for the leasehold estate (and any duplicate instrument) to the Registrar of Titles for custody and cancellation by the Registrar and the Lessee shall simultaneously give to the Lessor written notice of such surrender.

(xlvi)	To plant and maintain trees and landscape the demised premises in accordance with all the requirements of the National Parks Board and any other Authorities.

(xlvii)	To perform and observe all covenants, conditions, terms, stipulations and obligations required to be performed or observed by the Lessee at its own cost and expense, whether expressly stipulated or not.

(xlviii)	To comply with and observe the height restrictions (if any) on buildings and structures at the demised premises which may be imposed by and which may be amended from time to time without notice by the Authorities and to hold in confidence the height restriction plan furnished.

(xlix)	To ensure that the maximum height of any boundary wall or chain link fence (including the anti-climb) erected by the Lessee at the demised premises shall not exceed two (2) metres.

(l)	(a) Without prejudice to the generality of the Easement provision herein, to allow the Lessor, its workmen, agents, contractors, subcontractors and authorised lessees, tenants, and licensees and their workmen and contractors a right to enter at reasonable times in the day-time and to work upon the demised premises free of charge for the purpose of constructing, installing, connecting sewers, pipes, channels, wires, cables and ducts.

(b) In connection with subclause (a) above, the Lessor shall make an appointment with the Lessee prior to entry into the demised premises and shall perform the abovementioned works in accordance with or in reliance on the information, plans and safety measures provided or required by the Lessee without causing a cessation of the Lessee’s wafer fabrication production.

	(c)	Provided Always That the Lessee shall not at any time hold the Lessor liable for any claim, demand, action, proceeding, inconvenience, damage, costs or expenses or loss whatsoever which the Lessee or any other person may suffer arising out of or in connection with subclause (a) above Except Where the same arises out of or in connection with the Lessor’s gross negligence or a cessation of the Lessee’s wafer fabrication production which cessation was caused or contributed to negligently by the Lessor, its workmen, agents and/or their contractors and sub-contractors.

(li)	(a)	To pay the Lessor a cash deposit equivalent to three (3) months’ rent at the rate prevailing on 1st day of June 2005 (“the Cash Deposit”), on or before the 1st day of June 2005, as security against breach of the Lessee’s obligation to pay the rent.

	(b)	The Cash Deposit shall be maintained at the same sum throughout the term herein and be topped up after every deduction (if any) by the Lessor and, if applicable, on the 1st day of June 2006 and the 1 st day of June of every year thereafter so that it shall continue to be equivalent to three (3) months’ rent at the prevailing rate.

	(c)	In lieu of the Cash Deposit, to provide the Lessor with banker’s guarantee(s) for the requisite sum(s), on or before the 1st day of June 2005 and the 1 st day of June of every year thereafter, in the form agreed upon between the Lessor and the Lessee on the 11th day of August 2000. Each of such guarantees shall be valid for thirteen (13) months from the 1st day of June in the relevant year to the 30th day of June of the year immediately following.

	(d)	If the banker’s guarantee(s) is properly invoked by the Lessor in accordance with this Lease at any time, the Lessee shall forthwith top it up with cash or a fresh banker’s guarantee to the requisite sums in accordance with the provisions in this Clause.

	(e)	The Cash Deposit or banker’s guarantee shall be repayable to the Lessee without interest or returned to the Lessee for cancellation, after the termination of the term herein (by expiry or otherwise) or expiry of the banker’s guarantee, as the case may be, subject to appropriate deductions or payment to the Lessor of the rent due under this Building Agreement.

2	The Lessor hereby covenants with the Lessee that the Lessee paying the rent hereinbefore reserved and performing and observing the covenants conditions and agreements on the part of the Lessee hereinbefore contained shall peaceably hold and enjoy the demised premises during the term hereby granted without any interruption of or by the Lessor or any person lawfully claiming through under or in trust for him.

2A	The Lessor further covenants with the Lessee that he shall grant to the Lessee a lease of the demised premises for a further term of thirty (30) years (“the further term”) from the expiry of the said term upon the same terms and conditions and containing like covenants as are contained in this lease with the EXCEPTION of the present covenant for renewal and IN CONSIDERATION of the maintenance of the fixed investment criteria, AND PROVIDED THAT:

	(i)	at the expiry of the said term there be no existing breach or non-observance of any of the covenants and conditions herein contained on the part of the Lessee to be observed or performed; and

	(ii)	the rental payable for the further term shall be as set out hereunder:

		(a)	the yearly rent for the further term shall be at the rate based on the Lessor’s posted rent prevailing on or about the commencement of the further term (“the Second Initial Rent”);

		(b)	the Second Initial Rent shall be revised on the 1st day of June 2030 and on the 1st day of June of every year thereafter at the rate based on the Lessor’s posted rent prevailing on the respective dates as determined in the manner following but so that the increase shall not exceed 5% of the yearly rent for each immediately preceding year;

		(c)	the yearly rent for the further term shall be payable by equal quarterly instalments without any deductions and in advance without demand on the 1st day of each of the months of January, April, July and October in every year of the further term at the office of the Lessor or at such other office as the Lessor may designate the first of such payments to be made on or before the commencement of the further term; and

		(d)	for the purposes of subclauses (a) and (b) above, the Lessor’s posted rent shall mean the rent per square metre per annum of the demised premises excluding the buildings and other structures erected thereon and shall be determined by the Lessor on or about the dates mentioned (and payable retrospectively with effect from the dates mentioned if determined after the dates mentioned) and the decision of the Lessor shall be final.

	(iii)	if reasonably required by the Lessor, the Lessee shall within four (4) months from the commencement of the further term and at its own cost and expense, carry out and complete such improvements to the landscaping at the demised premises as may be reasonably stipulated in writing by the Lessor in conformance with the reasonable standards applicable generally to industrial lessees at Pasir Ris Wafer Fabrication Park;

	(iv)	if reasonably required by the Lessor, the Lessee shall, six (6) months before the expiry of the said term submit, for the reasonable approval of the Lessor and the approval of the Authorities, plans to maintain the exterior of buildings on the demised premises at the then prevailing reasonable standards applicable generally to industrial lessees at Pasir Ris Wafer Fabrication Park and the Lessee shall expeditiously do all acts and things necessary to obtain the approval, all at the cost and expense of the Lessee; and

	(v)	the Lessee shall at its own cost and expense complete, within eighteen (18) months from the commencement of the further term, the maintenance of the buildings pursuant to subclause 2A(iv) above to the reasonable satisfaction of the Lessor.

3	PROVIDED ALWAYS and it is hereby agreed between the parties as follows:

		(a)	That no estate or interest in the soil of the road and footpath adjacent to the demised premises is or shall be deemed to be included in the demise hereinbefore contained.

		(b)	That the Lessee shall not be entitled to any right of access of light or air to the demised premises or any part thereof, which would restrict or interfere with the user of any adjoining or neighbouring land for building or any other purpose.

		(c)	That if the said rent hereby reserved or any other sums due under this lease or any part thereof shall be unpaid for fourteen (14) days after becoming payable (whether the same shall have been formally demanded or not) or if the Lessee shall in any other way fail, after the expiry of a reasonable period of notice given by the Lessor to the Lessee for rectification, to perform or observe any of the covenants or obligations on the part of the Lessee herein contained, or if any charging order, writ of seizure and sale or its equivalent made in respect of the demised premises shall be enforced by sale or by entry into possession without the written consent of the Lessor first having been obtained (Section 17 of the Conveyancing and Law of Property Act shall also not apply in such event) by the Lessee or by the person in whose favour the charging order, writ of seizure and sale or its equivalent shall have been made, then and in any such case, it shall be lawful for the Lessor or any person or persons authorised by him in that behalf at any time thereafter to re-enter upon the demised premises or any part thereof in the name of the whole and thereupon the term hereby created shall absolutely determine but without prejudice to any right of action or remedy of the Lessor in respect of any breach of any of the covenants or conditions by the Lessee herein contained Provided That if the demised premises have been assigned by way of mortgage the provisions of this clause shall not take effect until the Lessor has served upon the mortgagee a notice in writing that such breach has occurred and the mortgagee has failed to remedy such breach and Further Provided That the Lessor’s right of re-entry will be exercised reasonably and as a measure of last resort.

(d) A person who is not a party to this Lease shall have no right under the Contracts (Rights of Third Parties) Act (as amended or revised from time to time) to enforce any of the covenants, terms or conditions of this Lease.

4	In this Lease where the context so requires or permits, words importing the singular number or the masculine gender include the plural number or the feminine gender and words importing persons include corporation and vice versa, the expression “the Lessor” shall include its successor-in-title and assigns, the expression “the Lessee” shall include its successor-in-title and permitted assigns (if any), where there are two or more persons included in the expression “the Lessee”, covenants expressed to be made by “the Lessee” shall be deemed to be made by such persons jointly and severally, and except where otherwise provided, the expression “the demised premises” shall mean the land hereby demised and all buildings, structures, fixtures and fittings therein.

5	Notwithstanding any provision to the contrary (if any) in this Lease, in respect of damages loss and costs arising from contract tort or otherwise, the Lessor and Lessee shall only be liable to each other for reasonable quantum of such damages loss and costs suffered or incurred PROVIDED ALWAYS THAT both the Lessor and the Lessee shall act reasonably in all circumstances including taking reasonable measures to mitigate their respective damages loss and costs so arising.

(F)	DATE OF LEASE 23 DEC 2004

(G)	EXECUTION BY LESSOR

THE COMMON SEAL OF JURONG TOWN CORPORATION was hereunto affixed in the presence of:	) ) ) ) ) )

CHIEF EXECUTIVE OFFICER

SECRETARY

(H)	EXECUTION BY LESSEE

THE COMMON SEAL OF SYSTEMS ON SILICON MANUFACTURING COMPANY PTE LTD was hereunto affixed in the presence of:	) ) ) ) ) ) ) )

Signature	:
Name	:	TAN CHEK MING
Designation	:	DIRECTOR

Signature	:
Name	:	GER SCHONIC
Designation	:	ALT. DIRECTOR

CONSENT FORM

To: Registrar of Titles (Fax: 63239937)

Attn: MR CHER POH HUA

I/We, THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

being the Caveator under Caveat No. CV/145390L

hereby consent to the registration of

Instrument No: a) IA/8138H

In respect of the following land register: CT Vol. 606 Fol. 1

Dated the 18th day of January 2005

Signed by the CAVEATOR Or by his Solicitor	) )

SIM JEK SEN

In the presence of:
HOI SHU KHENG

This fax was received by GFI FAXmaker fax server. For more information, visit: http://www.gfi.com

CERTIFICATE(S) PURSUANT TO THE RESIDENTIAL PROPERTY ACT AND THE LAND TITLES RULES AND PRACTICE CIRCULARS

I, the Solicitor for the Lessee hereby certify that the place of incorporation and registration number allocated by the Registry of Companies to the Transferee as abovementioned specified in the within instrument have been verified from the Certificate of Incorporation produced and shown to me, and are found to be correct.

Dated this 23 day of DEC 2004.

MERVYN GOH BIN GUAN
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

I, the Solicitor for the Lessee hereby certify that the within land is a non-residential property as zoned as declared in the Residential Property Notification 1999. The land is zoned as Business 2 and the approved specified use of the Property is factory.

Dated this 23 day of DEC 2004.

MERVYN GOH BIN GUAN
NAME & SIGNATURE OF SOLICITOR FOR THE LESSEE

(I)	CERTIFICATE OF CORRECTNESS

I, JASMINE TAN PUAY JOO, a duly authorised officer of the Jurong Town Corporation as at the date of this Instrument, under Section 31 of the Jurong Town Corporation Act (Cap 150) for and on behalf of the Lessor hereby certify that this instrument is correct for the purposes of the Land Titles Act.

JASMINE TAN PUAY JOO
Name and Signature of Authorised Officer

I, MERVYN GOH BIN GUAN the solicitor for the Lessee hereby certify that this instrument is correct for the purposes of the Land Titles Act and that I hold a practising certificate which is in force as at the date of the instrument.

MERVYN GOH BIN GUAN
Name and Signature of Solicitor for the Lessee

FOR OFFICE USE ONLY

REGISTERED ON 20 JAN 2005

Initials of		Jason Loke
Signing Officer:		for REGISTRAR OF TITLES

_________________________________________________________________________________________

Received on _____________________________	STARS CT/SSCT NE ( )

Regn O/C		Clerk’s Name & Signature

Del O/C		Name of Law firm